Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-00187, 333-22957, 333- 42729, 333-73155, 333-77061, 333-50880, 333-105964, 333-124864, 333-160117, and 333-198011 on Form S-8 and No. 333-202427 on Form S-3, of our report dated February 26, 2016, relating to the consolidated financial statements of CityCenter Holdings, LLC and subsidiaries, appearing in this Annual Report on Form 10-K of MGM Resorts International for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
February 26, 2016